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                                AMENDMENT NO. 1

                            PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated as of March 29, 2001, by and among AIM Variable Insurance Funds, a Delaware trust; A I M Distributors, Inc., a Delaware corporation; PHL Variable Insurance Company, a Connecticut life insurance company ("Phoenix") and Phoenix Equity Planning Corporation ("PEPCO"), is hereby amended as follows:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                  SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

Series I and II shares

AIM V.I. Basic Balanced Fund             AIM V.I. High Yield Fund

AIM V.I. Basic Value Fund                AIM V.I. International Growth Fund

AIM V.I. Capital Appreciation Fund       AIM V.I. Large Cap Growth Fund

AIM V.I. Capital Development Fund        AIM V.I. Leisure Fund

AIM V.I. Core Equity Fund                AIM V.I. Mid Cap Core Equity Fund

AIM V.I. Diversified Income Fund         AIM V.I. Money Market Fund

AIM V.I. Dynamics Fund                   AIM V.I. Global Real Estate Fund,

AIM V.I. Financial Services Fund         AIM V.I. Small Cap Growth Fund

AIM V.I. Global Health Care Fund         AIM V.I. Technology Fund

AIM V.I. Government Securities Fund      AIM V.I. Utilities Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

PHL Variable Accumulation Account
PHL Variable Accumulation Account II
PHLVIC Variable Universal Life Account

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All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: February 1, 2008

                                          AIM VARIABLE INSURANCE FUNDS

Attest: /s/ P. Michelle Grace             By:    /s/ Carolyn L. Gibbs
        --------------------------------         ------------------------------
Name:   P. Michelle Grace                 Name:  Carolyn L. Gibbs
Title:  Assistant Secretary               Title: Assistant Vice President

                                          A I M DISTRIBUTORS, INC.

Attest: /s/ P. Michelle Grace             By:    /s/ John S. Cooper
        --------------------------------         ------------------------------
Name:   P. Michelle Grace                 Name:  John S. Cooper
Title:  Assistant Secretary               Title: President

                                          PHL VARIABLE INSURANCE COMPANY

Attest: /s/ John H. Beers                 By:    /s/ Gina Collopy O'Connell
        --------------------------------         ------------------------------
Name:   John H. Beers                     Name:  Gina Collopy O'Connell
Title:  Vice President and Secretary      Title: Senior Vice President

                                          PHOENIX EQUITY PLANNING CORPORATION

Attest: /s/ Nancy J. Engberg              By:    /s/ John H. Beers
        --------------------------------         ------------------------------
Name:   Nancy J. Engberg                  Name:  John H. Beers
Title:  Vice President and Assistant      Title: Vice President and Secretary
        Secretary

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